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Exhibit 99.1

Contacts:	Phillip D. Kramer Executive VP and CFO 713/646-4560 - 800/564-3036	A. Patrick Diamond Manager, Special Projects 713/646-4487 - 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports
2003 Fourth Quarter and Annual Results

        (Houston—February 24, 2004) Plains All American Pipeline, L.P. (NYSE: PAA) today reported operating and financial results for the fourth quarter and full year of 2003 in line with previously published guidance. Both periods were impacted by anticipated compensation charges, charges related to debt refinancings and other notable items that affected the comparability of results between reporting periods. Including the impact of these items, which aggregated approximately $22.4 million for the quarter, the Partnership reported a net loss of $0.2 million, or $0.03 per basic limited partner unit ($0.03 per diluted limited partner unit) for the fourth quarter. For the year, the Partnership reported net income of $59.4 million, or $1.01 per basic limited partner unit ($1.00 per diluted limited partner unit), including the impact of items affecting comparability totaling $31.7 million. The three notable items that affected the Partnership's results for the fourth quarter and full year of 2003 included:

  •
  a compensation expense charge of $21.4 million in the fourth quarter and $28.8 million for the full year associated with the Partnership's long-term equity compensation plan. The majority of these amounts were accrued in 2003 as a result of management's assessment of the probable vesting in 2004 of phantom unit grants made over the last five years pursuant to the Partnership's long-term incentive plan ("LTIP"). Vesting of such equity compensation awards are conditioned upon achievement of long-term performance targets and termination of a five-year subordination period following the Partnership's initial public offering in November 1998. Approximately 40% of the awards are expected to be satisfied with the issuance of common units and the remaining 60% are expected to be withheld for required tax payments or paid in cash;

  •
  a noncash loss on refinancing of debt of $3.1 million in the fourth quarter and $3.3 million for the full year as a result of the prepayment and refinancing of the Partnership's term debt and revolving credit facilities; and

  •
  a noncash, mark-to-market gain of $2.1 million in the fourth quarter and $0.4 million for the full year due to the impact of Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities".

        The following table summarizes certain items that the Partnership believes affect the comparability of financial results between reporting periods:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2003	2002	2003	2002
	(Dollars in millions)		(Dollars in millions)
LTIP charge	$(21.4)	$—	$(28.8)	$—
Loss on refinancing of debt	(3.1)	—	(3.3)	—
SFAS 133 noncash mark-to-market adjustment	2.1	2.3	0.4	0.3
Noncash reserve for potential environmental obligations	—	(1.2)	—	(1.2)
Write-off of deferred acquisition-related costs	—	(1.0)	—	(1.0)

Total	$(22.4)	$0.1	$(31.7)	$(1.9)
Per Basic Limited Partner Unit	$(0.39)	$0.00	$(0.59)	$(0.04)
Per Diluted Limited Partner Unit	$(0.39)	$0.00	$(0.58)	$(0.04)

        Collectively, these items affecting comparability reduced net income, net income per basic limited partner unit and net income per diluted limited partner unit for the fourth quarter by $22.4 million, $0.39 and $0.39, respectively, and for the full year of 2003 by $31.7 million, $0.59 and $0.58, respectively. Excluding these items affecting comparability, earnings before interest, taxes, depreciation and amortization ("EBITDA"), a non-GAAP financial measure, was $43.6 million for the fourth quarter of 2003 and $173.2 million for the full year of 2003. See the section of this release entitled "Non-GAAP Financial Measures" for information on required disclosures and reconciliations.

        "By almost any measure, 2003 was a very productive and rewarding year for Plains All American and its stakeholders," said Greg L. Armstrong, Chairman and CEO of Plains All American. "We met or exceeded each of the goals established at the beginning of the year, despite absorbing unforeseen costs and time requirements associated with various corporate governance initiatives, homeland security mandates and other challenges. The Partnership was able to overcome these hurdles and entered 2004 positioned to continue its multi-year track record of improving its operating and financial results and growing its distribution to Unitholders. Looking forward, we are excited by our prospects for 2004 and beyond."

        Armstrong noted that the Partnership would continue to optimize its existing asset base and pursue opportunities to consolidate and rationalize related aspects of the North American crude oil infrastructure. The Partnership's 2004 capital program includes several organic expansion projects that are being undertaken as a direct result of the Partnership's previous acquisition activities. The projects are designed to integrate the acquired assets into the Partnership's asset base, optimize regional crude oil flows and improve market alternatives for its producer customers. These projects include post-acquisition capital programs for the Red River and ArkLaTex pipeline systems, expansion of a segment of the Basin Pipeline System, construction of a 29-mile pipeline to connect the Iatan Gathering System to the Basin system and the Phase IV expansion of the Cushing Terminal. The Partnership's expansion capital program for 2004 approximates $51 million. The Partnership expects to complete the majority of these projects by year-end 2004.

        The following table presents certain selected financial information by segment for the fourth quarter reporting periods:

	Pipeline Operations	Gathering, Marketing, Terminalling & Storage Operations
	(Dollars in millions)
Three Months Ended December 31, 2003(1)
Revenues	$169.5	$3,390.8
Purchases and related costs	124.2	3,342.6
Operating expenses (excluding LTIP charge)	18.6	16.7
LTIP charge—operations	1.0	3.3

Segment margin	25.7	28.2
General and administrative expenses (excluding LTIP charge)(2)	4.6	7.9
LTIP charge—general and administrative	7.0	10.1

Segment profit	$14.1	$10.2

Noncash SFAS 133 impact(3)	$—	$2.1

Maintenance capital	$1.6	$0.5

Three Months Ended December 31, 2002(1)
Revenues	$152.2	$2,367.2
Purchases and related costs	114.4	2,323.6
Operating expenses	14.2	17.3

Segment margin	23.6	26.3
General and administrative expenses(2)	3.9	7.4

Segment profit	$19.7	$18.9

Noncash SFAS 133 impact(3)	$—	$2.3

Maintenance capital	$0.6	$1.3

(1)
Revenues and purchases and related costs include inter-segment amounts.

(2)
General and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)
Amounts related to SFAS 133 are included in revenues, and impact segment margin and segment profit.

        Excluding the LTIP charge, segment profit from pipeline operations was up 12% in the fourth quarter of 2003, when compared to the fourth quarter of 2002, while the segment profit from gathering, marketing, terminalling and storage operations, including the impact of SFAS 133 in both periods, was up 25%. However, excluding the impact of SFAS 133 in both periods, the gathering, marketing, terminalling and storage segment was up 30% in the fourth quarter of 2003, when compared to the fourth quarter of 2002. The relative increases primarily resulted from the impact of acquisitions completed in 2003, the contribution from our Phase III expansion of the Cushing Terminal, which was completed in January 2003, and the execution of our post-acquisition exploitation plans.

        The following table presents certain selected financial information by segment for the full year reporting periods:

	Pipeline Operations	Gathering, Marketing, Terminalling & Storage Operations
	(Dollars in millions)
Twelve Months Ended December 31, 2003(1)
Revenues	$658.6	$11,985.6
Purchases and related costs	487.1	11,799.8
Operating expenses (excluding LTIP charge)	60.9	73.3
LTIP charge—operations	1.4	4.3

Segment margin	109.2	108.2
General and administrative expenses (excluding LTIP charge)(2)	18.3	31.6
LTIP charge—general and administrative	9.6	13.5

Segment profit	$81.3	$63.1

Noncash SFAS 133 impact(3)	$—	$0.4

Maintenance capital	$6.4	$1.2

Twelve Months Ended December 31, 2002(1)
Revenues	$486.2	$7,921.8
Purchases and related costs	362.2	7,765.1
Operating expenses	40.1	66.3

Segment margin	83.9	90.4
General and administrative expenses(2)	13.2	31.5

Segment profit	$70.7	$58.9

Noncash SFAS 133 impact(3)	$—	$0.3

Maintenance capital	$3.4	$2.6

(1)
Revenues and purchases and related costs include inter-segment amounts.

(2)
General and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)
Amounts related to SFAS 133 are included in revenues, and impact segment margin and segment profit.

        The Partnership's basic weighted average units outstanding for the fourth quarter of 2003 totaled 55.7 million (56.3 million on a diluted basis) as compared to 49.6 million (49.6 million on a diluted basis) in last year's fourth quarter. The Partnership's basic weighted average units outstanding for the full year of 2003 totaled 52.7 million (53.4 million on a diluted basis) as compared to 45.5 million (45.5 million on a diluted basis) in 2002. At December 31, 2003, the Partnership had 58.3 million units outstanding. Including units issued in February in connection with the vesting of restricted units under the LTIP, the Partnership had approximately 58.5 million units outstanding as of February 23, 2004.

        At December 31, 2003, the Partnership's long-term debt totaled $519 million and it's long-term debt-to-total capitalization ratio was approximately 41%.

        On January 22, 2004, the Partnership declared a cash distribution of $0.5625 per unit on its outstanding limited partner units. The distribution was paid on February 13, 2004, to holders of record of such units at the close of business on February 3, 2004. The distribution represented a 4.7% increase over the February 2003 distribution.

        The Partnership today furnished a current report on Form 8-K, which included material in this press release as well as financial and operational guidance for the first quarter and full year of 2004. A copy of the Form 8-K is available on the Partnership's website at www.paalp.com.

Non-GAAP Financial Measures

        In this release, our EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. EBITDA is presented because management believes it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. Management also believes that debt holders commonly use EBITDA to analyze Partnership performance. A reconciliation of EBITDA to net income and to cash flow from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the "Investor Relations" link on the Partnership's home page and then the "Non-GAAP Reconciliations" link on the Investor Relations page.

  Conference Call:

        The Partnership will host a conference call to discuss the results and other forward-looking items on Tuesday, February 24, 2004. Specific items to be addressed in this call include:

  1.
  A brief review of the Partnership's fourth quarter results;

  2.
  An assessment of the Partnership's 2003 performance versus goals;

  3.
  Fourth quarter crude oil market conditions, acquisition integration activities and activity update;

  3.
  Capitalization and liquidity update and an update and review of financial and operating guidance for the first quarter and full year of 2004; and

  4.
  Comments regarding the Partnership's outlook and 2004 goals.

        The call will begin at 10:00 AM (Central). To participate in the call, please call 877-715-5321, or, for international callers, 973-582-2785 at approximately 9:55 AM (Central). No password or reservation number is required.

  Webcast Instructions:

        To access the Internet webcast, please go to the Partnership's website at www.paalp.com, choose "Investor Relations", and then choose "Conference Calls". Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership's website.

  Telephonic Replay Instructions:

        Call 877-519-4471 or international call 973-341-3080 and enter PIN # 4489409

        The replay will be available beginning Tuesday, February 24, 2004, at approximately 1:00 PM (Central) and continue until 11:59pm (Central) Monday, March 1, 2004.

        Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties. These risks and uncertainties include, among other things, abrupt or severe production declines or production interruptions in outer continental shelf production located offshore California and transported on the

All American Pipeline, declines in volumes shipped on the Basin Pipeline and our other pipelines by third party shippers, the availability of adequate supplies of and demand for crude oil in the areas in which we operate, the effects of competition, the success of our risk management activities, the impact of crude oil price fluctuations, the availability (or lack thereof) of acquisition opportunities on terms favorable to the Partnership, successful integration and future performance of assets acquired, continued credit worthiness of, and performance by, our counterparties, levels of indebtedness and ability to receive credit on satisfactory terms, successful third party drilling efforts in areas in which we operate pipelines or gather crude oil, regulatory changes, unanticipated shortages or cost increases in power supplies, materials and skilled labor, weather interference with business operations or project construction, the currency exchange rate of the Canadian dollar, environmental liabilities that are not covered by an indemnity or insurance, fluctuation in the debt and equity capital markets (including the price of our units at the time of vesting under our LTIP), and other factors and uncertainties inherent in the marketing, transportation, terminalling, gathering and storage of crude oil and liquefied petroleum gas ("LPG") discussed in the Partnership's filings with the Securities and Exchange Commission.

        Plains All American Pipeline, L.P. is engaged in interstate and intrastate crude oil transportation and crude oil gathering, marketing, terminalling and storage as well as the gathering, marketing and storage of liquefied petroleum gas, primarily in Texas, California, Oklahoma and Louisiana and the Canadian Provinces of Alberta and Saskatchewan. The Partnership's common units are traded on the New York Stock Exchange under the symbol "PAA." The Partnership is headquartered in Houston, Texas.

# # #

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data) (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
REVENUES	$3,545,075	$2,509,464	$12,589,849	$8,384,223
COSTS AND EXPENSES
Purchases and related costs	3,451,579	2,428,052	12,232,536	8,103,496
Operating expenses (excluding LTIP charge)	35,267	31,482	134,177	106,436
LTIP charge—operations	4,337	—	5,727	—
General and administrative (excluding LTIP charge)	12,538	12,274	49,969	45,663
LTIP charge—general & administrative	17,057	—	23,063	—
Depreciation and amortization	12,657	10,943	46,821	34,068

Total costs and expenses	3,533,435	2,482,751	12,492,293	8,289,663

Gain on sale of assets	40	—	648	—

OPERATING INCOME	11,680	26,713	98,204	94,560
OTHER INCOME/(EXPENSE)
Interest expense	(8,746)	(8,882)	(35,226)	(29,057)
Interest income and other, net	(3,106)	(88)	(3,530)	(211)

NET INCOME (LOSS)	$(172)	$17,743	$59,448	$65,292

BASIC NET INCOME (LOSS) PER LIMITED PARTNER	$(0.03)	$0.33	$1.01	$1.34

DILUTED NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$(0.03)	$0.33	$1.00	$1.34

BASIC WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	55,736	49,578	52,743	45,546

DILUTED WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	56,349	49,578	53,400	45,546

OPERATING DATA (in thousands)(1)(2)
Average Daily Volumes (barrels)
Pipeline activities:
Tariff activities
All American	58	65	59	65
Basin	262	211	263	93
Other domestic	341	307	299	219
Canada	238	192	203	187
Pipeline margin activities	74	77	78	73

Total	973	852	902	637

Crude oil lease gathering	459	424	437	410
Crude oil bulk purchases	109	67	90	68

Total crude oil	568	491	527	478

LPG sales	63	63	48	46

Cushing terminal throughput	243	180	208	110

(1)
Volumes associated with acquisitions represent weighted average daily amounts for the number of days we actually owned the assets over the total days in the period.

(2)
2002 volume information has been adjusted for consistency of comparison with 2003 presentation.

FINANCIAL DATA RECONCILIATIONS
(in thousands)(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Earnings before interest, taxes, depreciation and amortization ("EBITDA")
Net income reconciliation
Net Income (loss)	$(172)	$17,743	$59,448	$65,292
Interest expense	8,746	8,882	35,226	29,057

Earnings before interest and taxes ("EBIT")	8,574	26,625	94,674	94,349
Depreciation and amortization	12,657	10,943	46,821	34,068

EBITDA	$21,231	$37,568	$141,495	$128,417

Cash flow from operating activities reconciliation
Net cash provided by (used in) operating activities	$(127,362)	$46,507	$68,518	$173,894
Net change in assets and liabilities, net of acquisitions	156,095	(20,048)	62,272	(74,631)
Other items to reconcile from cash flows from operating activities:
Allowance for doubtful accounts	(260)	(146)	(360)	(146)
Gain on sale of assets	40		648	—
Change in derivative fair value	2,093	2,373	363	243
Loss on refinancing of debt	(3,072)	—	(3,272)	—
Net cash paid for terminated interest rate hedging instruments	6,152		6,152	—
Non-cash portion of LTIP charge	(21,201)	—	(28,052)	—
Interest expense	8,746	8,882	35,226	29,057

EBITDA	21,231	37,568	141,495	128,417
Depreciation and amortization	(12,657)	(10,943)	(46,821)	(34,068)

EBIT	$8,574	$26,625	$94,674	$94,349

Funds flow from operations (FFO)
Net Income (loss)	$(172)	$17,743	$59,448	$65,292
Depreciation and amortization	12,657	10,943	46,821	34,068

FFO	12,485	28,686	106,269	99,360
Maintenance capital expenditures	(2,142)	(1,892)	(7,596)	(5,939)

FFO after maintenance capital expenditures	$10,343	$26,794	$98,673	$93,421

Items impacting comparability
LTIP charge	$(21,394)	$—	$(28,790)	$—
Loss on refinancing of debt	(3,072)	—	(3,272)	—
SFAS 133 noncash mark-to-market adjustment	2,093	2,373	363	243
Noncash reserve for potential environmental obligations	—	(1,200)	—	(1,200)
Write-off of deferred acquisition-related costs	—	(1,000)	—	(1,000)

Items impacting comparability	$(22,373)	$173	$(31,699)	$(1,957)

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in thousands) (unaudited)

	December 31, 2003	December 31, 2002
ASSETS
Current assets	$732,974	$602,935
Property and equipment, net	1,151,039	952,753
Pipeline linefill	122,653	62,558
Other long-term assets, net	88,965	48,329

	$2,095,631	$1,666,575

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities	$801,919	$637,249
Long-term debt under credit facilities	70,000	310,126
Senior notes, net of unamortized discount	448,991	199,610
Other long-term liabilities and deferred credits	27,994	7,980

	1,348,904	1,154,965
Partners' capital	746,727	511,610

	$2,095,631	$1,666,575

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  Exhibit 99.1
Plains All American Pipeline, L.P. Reports 2003 Fourth Quarter and Annual Results
PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES FINANCIAL SUMMARY